UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Colony Financial, Inc. 2014 Equity Incentive Plan

As described in Item 5.07 of this Current Report on Form 8-K, on May 8, 2014, at the 2014 Annual Meeting of Stockholders, the stockholders of Colony Financial, Inc. (the “Company”) approved the Colony Financial, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), which constitutes an amendment and restatement of the Colony Financial, Inc. 2011 Equity Incentive Plan (the “2011 Plan”). The 2011 Plan was originally effective as of May 2, 2011. The Board of Directors of the Company (the “Board”) approved the 2014 Plan on March 24, 2014. The 2014 Plan became effective upon receipt of stockholder approval on May 9, 2014 (the “Amendment Date”).

The following description of certain terms of the 2014 Plan is qualified in all respects by the terms of the 2014 Plan, which is filed as Annex A to the Company’s 2014 Proxy Statement, filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.

Term. The 2014 Plan terminates automatically ten years after the Amendment Date, unless it is earlier terminated by the Board.

Eligibility. Awards may be granted under the 2014 Plan to employees, officers, directors of the Company and its affiliates or the Manager and its affiliates or consultants or advisers (who are natural persons) currently providing direct services to the Company and its affiliates or the Manager and its affiliates.

Awards. The following types of awards may be made under the 2014 Plan, subject to limitations set forth in the 2014 Plan:

•	Restricted stock;

•	Restricted stock units (or stock units) and deferred stock units;

•	Stock options, which may be either incentive stock options or nonqualified stock options;

•	Stock appreciation rights;

•	Dividend equivalent rights;

•	Performance-based awards;

•	Long-term incentive units or “LTIP Units”;

•	Unrestricted stock; and

•	Cash incentive awards.

Shares Available for Issuance. Subject to adjustment as provided in the 2014 Plan, the maximum number of shares of common stock of the Company that are available for issuance under the 2014 Plan is 2,500,000 shares of common stock, plus the number of shares of common stock available for issuance under the 2011 Plan as of the Amendment Date, plus the number of shares of common stock subject to outstanding awards under the 2011 Plan as of the Amendment Date that thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares of common stock.

A description of the material terms of the 2014 Plan is set forth in Proposal 4, under the heading “Approval of the Colony Financial, Inc. 2014 Equity Incentive Plan,” in the 2014 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Results of 2014 Annual Meeting of Stockholders

On May 8, 2014, the Company held its 2014 Annual Meeting of Stockholders at which (i) directors were elected, (ii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, (iii) the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company was ratified, and (iv) as discussed above under Item 5.02 of this Current Report on Form 8-K, the 2014

Plan (amending and restating the 2011 Plan) and Section 162(m) material terms for payment were approved. The proposals are described in detail in the Company’s 2014 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

Election of Directors

The following persons comprising the entire previous board of directors of the Company were duly elected as directors of the Company until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Thomas J. Barrack, Jr., Richard B. Saltzman, George G. C. Parker, John A. Somers, and John L. Steffens. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas J. Barrack, Jr.	64,647,173	5,815,341	12,391,278
Richard B. Saltzman	69,658,636	803,878	12,391,278
George G. C. Parker	65,693,619	4,768,895	12,391,278
John A. Somers	69,465,214	997,300	12,391,278
John L. Steffens	69,463,513	999,001	12,391,278

Approval (on an advisory, non-binding basis) on Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and Executive Compensation Tables of the Company’s 2014 Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,726,495	695,605	40,409	12,391,283

Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
81,785,383	1,049,877	18,532	0

Approval of the Company’s 2014 Plan, which constitutes an amendment and restatement of the Company’s 2011 Plan, and Section 162(m) material terms for payment

The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,907,133	2,495,925	59,453	12,391,281

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2014	COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer

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